Pro Forma Financial Information

Background Information Regarding Pro Forma Financial Statements

On January 3, 2011 China Flying Development Limited, a Hong Kong incorporated company (“China Flying”), and Golden Genesis Limited, a British Virgin Islands company (“Golden Genesis”), the sole stockholder of China Flying, entered into a Share Exchange Agreement (the “Share Exchange”) with Greyhound Commissary, Inc., a Nevada corporation (“Greyhound”).   The Share Exchange was consummated on February 9, 2011, and Golden Genesis exchanged 100% of its capital stock in China Flying for 10,758,000 shares of authorized, but previously unissued shares of Greyhound common stock.  In connection with the Share Exchange, Greyhound also issued an aggregate of 1,993,000 shares of its authorized, but previously unissued common stock to Regeneration Capital Group LLC, a fund, and certain investors in the fund, the U.S. advisor to Tanke.  As a result of the Share Exchange, China Flying became Greyhound’s wholly owned subsidiary.  Simultaneous, with the consummation of the Share Exchange, Greyhound sold 6,669,627 units (the “Units”) for $7.67 million.  Each Unit consisted of a $1.15 principal amount convertible note (the “Notes”) with an interest rate of 8% per annum and a three year warrant to purchase one share of Greyhound common stock.  Each Note is convertible into Greyhound common stock at a conversion rate of $1.15 per share.  As a result of the Share Exchange and the sale of Units, and assuming that the Notes are converted into shares of Greyhound common stock, Golden Genesis owns approximately 54% of the outstanding common stock of Greyhound, including the 2 million shares held in escrow pending achievement of certain performance goals, and the investors that purchased Units owned approximately 34% of the outstanding common stock of Greyhound.

The following unaudited pro forma combined balance sheets and statements of operation reflect the combination of China Flying and Greyhound. The unaudited pro forma combined balance sheet has been derived from historical financial statements of both China Flying and Greyhound. The unaudited pro forma combined balance sheets as of December 31, 2009 and September 30, 2010 were prepared as if the Merger had occurred on the balance sheet dates. The unaudited pro forma combined statements of operations were prepared as if the Merger had occurred on the first day of each period presented.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheets have been made based on the terms and structure of the transaction. The unaudited pro forma combined statements of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of China Flying and Greyhound. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of China Flying and Greyhound.

Combined Pro Forma Balance Sheet as of December 31, 2010 (Unaudited) and Notes Thereto

			Pro Forma Adjustments
			Effect of	Effect of	Effect of
	Guangzhou Tanke	Greyhound	Share Exchange	Private	Discontinued	Pro Forma
	Industry Co., LTD.	Commissary, Inc.	Agreement	Placement	Operation	Combined
			(unaudited)	(unaudited)	(unaudited)	(unaudited)
			[A]	[B]	[C]
ASSETS
Current assets:
Cash and cash equivalents	$2,222,025	$-	$	$5,815,761	$	$8,037,786
Restricted cash	-	-		706,802		706,802
Note receivable - related parties, current portion	2,033,622	-				2,033,622
Accounts receivable, net	1,767,968	-				1,767,968
Inventories	1,354,282	-				1,354,282
Deferred tax asset	17,887					17,887
Other receivables	112,569	-				112,569
Other current assets	164,846	-		1,624,002		1,788,848
Total current assets	7,673,199	-	-	8,146,565	-	15,819,764

Note receivable - related parties, long term portion	974,532					974,532
Property and equipment, net	1,554,589					1,554,589
Construction in progress	2,777,417					2,777,417
Intangible asset, net	286,892					286,892
Total assets	$13,266,629	$-	$-	$8,146,565	$-	$21,413,194

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$604,913	$8,520	$	$	$(1,500)	$611,933
Other payables and accrued liabilities	192,298					192,298
Advance from customers	3,176					3,176
Income tax payable	699,637					699,637
Convertible notes payable	-			2,021,370		2,021,370
Note payable related party	-	42,033			(28,311)	13,722
Accrued interest related party	-	5,538			(2,415)	3,123
Current portion of long-term borrowings	905,975					905,975
Total current liabilities	2,405,999	56,091	-	2,021,370	(32,226)	4,451,234

Government grant	73,497	-				73,497
Long-term borrowings	452,987	-				452,987
Total liabilities	2,932,483	56,091	-	2,021,370	(32,226)	4,977,718

Commitments and contingencies

Stockholders' equity:
Common stock		3,398	9,599			12,997
Additional paid-in capital		51,201	1,337,432	6,125,195		7,513,828
Contributed capital	1,427,856		(1,427,856)			-
Retained earnings	6,205,483	(110,690)	80,825		32,226	6,207,844
Accumulated other comprehensive income	530,070					530,070
Total stockholders' equity	8,163,409	(56,091)	-	6,125,195	32,226	14,264,739
Non-controlling interest in subsidiary	2,170,737	-				2,170,737
Total equity	10,334,146	(56,091)	-	6,125,195	32,226	16,435,476
Total liabilities and stockholders' equity	$13,266,629	$-	$-	$8,146,565	$-	$21,413,194

[A]
The adjustment reflects the impact of the Share Exchange Agreement, the effect of which includes the issuance of 10,758,000 shares to Golden Genesis, 1,840,000 shares to Regeneration Capital Group, LLC, as well as 399,316 shares outstanding from previous shareholders of Greyhound Commissary, Inc. (post reverse split).

[B]
The above adjustment reflects the impact of funds raised from a private placement transaction, whereby the Company issued $7,670,061 of convertible notes payable, along with three year warrants to purchase up to 6,669,627 shares of common stock. The value of the warrants, amounting to $4,470,536, was allocated on a weighted average basis with the face value of the notes to arrive at an allocation of $2,834,350 representing the relative value of the warrants. This was recorded as additional paid-in capital, together with the beneficial conversion feature of the same amount. The warrants were valued using the following assumptions;

1) fair value per share of stock $1.15, 2) exercise price of $1.40 per share, 3) volatility of 100%, 4) contractual life of 3 years, and 5) risk free rate of 1.34%.
The balance in the restricted cash account represents amounts placed in escrow to pay investor relations and interest expenses to be incurred after the transaction.
The balance in the other current assets account is the deferred finance costs, which will be amortized over the two year life of the notes.

[C]	The adjustment represents the discontinuation of the operations of Greyhound Commissary, Inc.

Combined Pro Forma Statement of Operations for the Year Ended December 31, 2010 (Unaudited) and Notes Thereto

				Pro Forma Adjustments
				Effect of		Effect of
	Guangzhou Tanke	Greyhound		Discontinued		Interest	Pro Forma
	Industry Co., LTD.	Commissary, Inc.		Operation		Expense	Combined
				(unaudited)		(unaudited)	(unaudited)
				[A]		[E]
Net sales	$20,097,784	$-		$		$	$20,097,784
Costs of sales	12,697,326	-					12,697,326
Gross profit	7,400,458	-		-		-	7,400,458
Selling expenses	1,885,845	-					1,885,845
Administrative expenses	834,761	26,742		(26,742)			834,761
Depreciation and amortization	47,159	-					47,159
Other operating expenses	258,584	-					258,584
Income from operations	4,374,109	(26,742)		26,742		-	4,374,109
Foreign exchange gains, net	(1,899)	-					(1,899)
Interest income	4,828	-					4,828
Interest expense - amortization of discount on notes	-					(2,824,350)	(2,824,350)
Interest expense - amortization of deferred finance costs	-					(812,001)	(812,001)
Interest expense	(100,265)	(3,123)		3,123		(613,606)	(713,871)
Income before income taxes	4,276,773	(29,865)		29,865		(4,249,957)	26,816
Income tax expense	582,493	-		-		-	582,493
Net income before non-controlling interest	3,694,280	(29,865)		29,865		(4,249,957)	(555,677)
Non-controlling interest in earnings of subsidiary	(956,025)	-		-			(956,025)
Net income (loss) before discontinued operation	2,738,255	(29,865)		29,865		(4,249,957)	$(1,511,702)
Discontinued operations
Net loss				29,865			29,865
Gain on disposal				56,091			56,091
Net income (loss)	$2,738,255	$(29,865)		$115,821		$(4,249,957)	$(1,425,746)

Basic income (loss) per share before discontinued operation		(0.07)		0.00			(0.12)
Discontinued operation				0.01			0.01
Net income (loss) per share - basic		$(0.07)		$0.01			$(0.11)

Weighted average shares outstanding - basic	NA	399,316	[B]	12,598,000	[C]		12,997,316
Weighted average shares outstanding - diluted	NA	399,316	[B]	19,267,627	[D]		19,666,943

[A]	This pro forma adjustment reflects Greyhound Commissary, Inc. as a discontinued operation

[B]	The weighted average shares outstanding for Greyhound Commissary, Inc. reflects the reservse 1 to 8.512 stock split on January 3, 2011.

[C]	This reflects the new shares issued to Golden Genesis and Regeneration Capital Group, LLC in connection with the Share Exchange Agreement, and assumes these shares were outstanding the entire year.

[D]	Includes the dilutive effect of 6,669,627 shares relating to convertible notes payable to be issued with the planned private placement transaction

[E]
Includes interest expense from $7,670,071 convertible notes payable at 8% per annum, amounting to $613,606 for the year ended December 31, 2010. This also includes the amortization of $2,824,350, representing one year's worth of amortization on the discount to the notes resulting from the weighted average warrant value of $2,834,350 plus the beneficial conversion feature of the same amount. This also includes amortization of the deferred financing costs of $812,001.